Exhibit 1.01

Radware Ltd.
Conflict Minerals Report
For The Year Ended December 31, 2018

This Conflict Minerals Report for the year ended December 31, 2018 (this "Report") has been prepared by Radware Ltd. (“Radware,” the “Company” or “we”) pursuant to Rule 13p-1 (the "Rule" or "Rule 13p-1") promulgated under the Securities Exchange Act of 1934, as amended, and Form SD thereunder.

The Rule was adopted by the Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to “conflict minerals” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Conflict minerals are defined by the SEC as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, tungsten and Gold (“conflict minerals” or “3TG”).

In general, if an SEC registrant, like Radware, has reason to believe that any of the conflict minerals in its supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to as the “Covered Countries”) and that such conflict minerals may not be from recycled or scrap sources, or if the registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody, and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

This Report relates to the process undertaken for Radware's products that were manufactured or contracted to be manufactured during the calendar year 2018 and that may contain 3TG minerals that are necessary to the functionality or production of the products manufactured or to the products contracted to be manufactured.

A copy of this Report, as well as the Form SD that we filed with the SEC, are available on our website at https://www.radware.com/corporategovernance/conflictminerals.

Unless otherwise defined herein, defined terms used in this Report have the meaning ascribed to such terms in the Rule and Form SD as well as SEC Release No. 34-67716 issued by the SEC on August 22, 2012.

Except as set forth otherwise in this Report, Radware has provided information as of the date of this Report. Subsequent events, such as the inability or unwillingness of any suppliers, smelters or refiners to comply with Radware’s Conflict Minerals Policy, may affect Radware’s future determinations under Rule 13p-1.

As part of Radware's Labor Practice and Human Rights Policy, Radware respects the protection of human rights, including the basic human rights of employees and workers. The Company aims to uphold the human rights of those affected by its business activities, and in particular, of the workers engaged in its supply chain. Accordingly, the Company aspires to source components and materials from suppliers that share our values regarding respect for human rights, integrity and environmental responsibility, and that comply with applicable legal standards and requirements. To that end, the Company upholds a Code of Conduct for Suppliers that addresses issues associated with mineral sourcing and/or conflict minerals. By upholding standards for its suppliers, Radware expresses its commitment to using minerals in its products that do not directly or indirectly finance armed conflict in the Covered Countries or to benefit armed groups.

1.	Overview

Company Overview

We are a provider of cyber security and application delivery solutions that help our customers to secure the digital experience for users of business-critical applications in virtual, cloud and software defined data centers. Our solutions are deployed by, among others, enterprises, carriers and cloud service providers. We offer a set of solutions that are designed to ensure application service levels are guaranteed at all times, in any operational scenario, and to optimize business operations, minimize service delivery degradation and prevent downtime. Our solutions are offered in two main categories: products and customer services. Our products offering includes a range of physical or software-based products, product subscriptions and cloud-based subscriptions (or a combination of these) for enterprise and carrier data centers, as part of their information technology and application infrastructure. We sell our products primarily to independent distributors, including value added resellers (VARs), original equipment manufacturers (OEMs) and system integrators, whereas most of our direct sales are to strategic customers. For more information about Radware, please visit www.radware.com. The content of any website referred to in this Report is included for general information only and is not incorporated by reference herein.

Supply Chain

We conducted an analysis of our products and found that small quantities of 3TG could potentially be found in our products.

The products that we manufacture are highly complex, typically containing thousands of parts from direct suppliers. In general, we primarily rely on third-party assembly and manufacturing vendors to provide our finished products and, in this respect, these vendors typically receive components and subassemblies included in our products from other suppliers and subcontractors.

We have relationships with a network of suppliers throughout the world and there are generally multiple tiers between the 3TG mines and our direct suppliers. Therefore, we must rely on our direct suppliers to cooperate with us and work with their own upstream suppliers or sub-contractors so that they may provide us with accurate information regarding the origin of 3TG in the components we purchase from them and that are necessary to the production or functionality of our products. In particular, many of our supplier contracts have fixed durations, and we cannot unilaterally impose new contract terms or flow-down requirements that would otherwise compel these suppliers to support our due diligence efforts with respect to 3TG content. However, as we enter into new supply contracts or renew existing supply contracts, we seek to add, where feasible, a conflict minerals contract clause that requires the relevant supplier to provide us with information about the source of 3TG and relevant smelters and refiners. In attempting to determine the source of the 3TG content in our products, i.e. through our supply chain due diligence, we do not seek to eliminate sourcing from the Covered Countries, but rather to ensure that our suppliers are responsibly sourcing the necessary minerals in a fashion that does not fund or support the armed conflict ongoing in that region.

Reasonable Country of Origin Inquiry (RCOI)

We have determined that requesting our suppliers to complete the CMRT (as defined below) as well as following the steps described under Section 2 below (Due Diligence Process), represent our reasonable efforts to determine the mines or locations of origin of 3TG in our supply chain.

We developed a risk-based approach (Pareto analysis) that focuses on the suppliers that represented as of December 31, 2018, in aggregate, at least 90% of our spend on the manufacturing costs of our finished products that were shipped in 2018. We identified in total five relevant suppliers (the “Relevant Suppliers”). We collected all relevant data from our network of suppliers in the form of the Responsible Minerals Initiatives' ("RMI") Conflict Minerals Reporting Template of at least version 5.01 or higher ("CMRT") in order to monitor the due diligence process and to gather and assess information from all such Relevant Suppliers.

We sent letters to our Relevant Suppliers to explain the Rule and to refer them to online training materials and instructions. We also solicited information from our Relevant Suppliers, using the most up to date CMRT.

We reviewed the responses that we received and followed up on what we perceived as inconsistent, incomplete, or inaccurate responses, as well as sent reminders to suppliers who did not respond to our requests for information. Out of the five Relevant Suppliers, all (100%) completed and returned CMRTs to us. We note, however, that for one Relevant Supplier, we accepted a CMRT version 5.0 from 2017 due to the fact that we used backlogged products and/or parts from this supplier containing the necessary conflict minerals from this time period and desired to accurately reflect the status of the mineral sourcing for those products and/or parts.

Based on these efforts, we have reason to believe that some of our products may contain conflict minerals that originated in Covered Countries and are not from recycled or scrap sources. Therefore, according to the Rule, we have engaged in the Due Diligence Process described in detail in Section 2 below. We are aware that there is significant overlap between our RCOI efforts and the due diligence measures that we performed, as noted below.

2.                Due Diligence Process

2.1              Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the internationally recognized due diligence framework prescribed by the Organization for Economic Co-operation and Development ("OECD") known as "Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High Risk Areas" and related Supplements for Tin, Tantalum and Tungsten and for Gold (the “OECD Guidance”). We designed our due diligence measures according to the recommendations of the OECD Guidance for downstream companies that have no direct relationships to smelters or refiners as we believe that we are a “downstream” company.

2.2              Due Diligence Performed

2.2.1           Establish Strong Management Systems

Corporate Policy

We have adopted a conflict minerals policy (our "Policy" or our "Conflict Minerals Policy") that is aimed at achieving responsible sourcing. The Policy is publicly available on our website at https://www.radware.com/corporategovernance/conflictminerals.

Internal Team

We have established a management system to support supply chain due diligence related to 3TG. Our management system includes a steering committee headed by the Company's Legal Department (the “CM Steering Committee”), and a team of subject matter functions such as supplier management, operations and legal.

Supply Chain Control Systems and Transparency

We requested that all Relevant Suppliers provide information to us regarding 3TG and relevant smelters or refiners using the CMRT.

We adopted, and communicated to our suppliers and to the public through our website and direct letters, our Policy for the sourcing of minerals originating from conflict affected and high-risk areas that are under scrutiny for human right abuses, namely from the Covered Countries as per the stipulations of the Rule.

We adopted a Supplier Code of Conduct in which we convey to our suppliers our expectation from our suppliers to engage in responsible sourcing practices, using verified sources where possible. The full text of our Supplier Code of Conduct is available on our website at https://www.radware.com/corporategovernance.

Controls also include a company-wide code of conduct that outlines expected behaviors from all our employees and the collection and analysis of all relevant data to maintain a smelter and refiner database. This database of records is compared against the list of smelters and refiners that have received 'conformant' or 'active' designation according to the RMI's independent smelter and refiner audit program, namely the Responsible Minerals Assurance Process ("RMAP").

Grievance Mechanism

Our Conflict Minerals Policy is available to the public on our website at https://www.radware.com/corporategovernance/conflictminerals and provides the contact details for reporting concerns or questions regarding the Policy or violations thereof. Suppliers and other external parties are encouraged to contact their regular sourcing channel if they wish to seek guidance on the application of this approach, or if they wish to report a grievance in relation to our Conflict Minerals Policy.

Maintaining Records

We maintain data records relating to our due diligence efforts for the five-year duration recommended by the OECD Guidance. Radware stores current and former CMRTs received from suppliers to maintain traceability and transparency.

Supplier Engagement

We maintain an electronic portal that directs suppliers to resources related to conflict minerals, including FAQs from the SEC.

We established a conflict minerals webpage to host our Conflict Minerals Policy and our conflict minerals reports along with their related Form SDs. Our webpage is hosted at https://www.radware.com/corporategovernance/conflictminerals.

We provide guidance on the topic for relevant suppliers and engage in on-going outreach to our suppliers in order to collect, validate and archive supplier responses that relate to our conflict minerals due diligence process and supply chain inquiry.

As we enter into new supply contracts or renew existing supply contracts, we seek to add, where feasible, a conflict minerals contract clause that requires suppliers to provide us with information about the source of 3TG and relevant smelters or refiners.

2.2.2          Identify and Assess Risks in the Supply Chain

We approached our five Relevant Suppliers and received responses from all (100%) of the Relevant Suppliers as described in the RCOI. We reviewed and analyzed the respective CMRTs of our Relevant Suppliers and compared the information provided therein with the Standard Smelter List of Compliant and Active Smelters from the RMAP, a list issued by RMI that aims to identify smelters and refiners that have systems in place to assure the responsible sourcing of conflict minerals. We rely on these Relevant Suppliers, whose components contain 3TG, to provide us with information about the source of conflict minerals contained in the components supplied to us that are necessary to the production and/or to the functionality of our products. Our Relevant Suppliers are similarly reliant upon information provided by their suppliers.

2.2.3           Design and Implement a Strategy to Respond to Risks

We implemented the following strategy to address the results of our risk assessment described in Section 2.2.2 above. The goal of the design and implementation strategy is not to eliminate sourcing from the Covered Countries, but to encourage participation with the RMI and other relevant bodies, where possible:

•	The CM Steering Committee held meetings to review progress and assess the risks identified.
•
We reviewed the responses that we received from Relevant Suppliers and followed up on what we perceived to be inconsistent, incomplete, or inaccurate responses, as well as sent reminders to Relevant Suppliers who did not respond to our requests for information.

•
We sent, where applicable, follow up letters to unresponsive Relevant Suppliers and to Relevant Suppliers who declared they sourced conflict minerals from Covered Countries, asking them to complete their due diligence process in order to validate that all smelters in Covered Countries are compliant with RMI or other independent conflict-free smelter validation programs, such as the London Bullion Market (LBMA) or the Responsible Jewelry Council (RJC).

•	Relevant senior management, including our Vice President and General Counsel, were briefed on our due diligence efforts, risk analysis results and mitigation efforts.
•
We approached Relevant Suppliers that we identified as possibly sourcing from smelters or refiners located in the Covered Countries that did not receive a conformant or active designation from the RMI, and asked for a corrective action plan.

2.2.4       Carry out Independent Third Party Audit of Smelters/Refiners Due Diligence Practices

We rely on industry-wide initiatives, such as RMI, to conduct risk assessments at the upstream level.

Since we do not have direct sourcing relationships with conflict mineral smelters or refiners, we did not perform direct audits of these entities within our supply chain.

2.2.5        Report on Supply Chain Due Diligence

Our supply chain conflict mineral due diligence efforts are described in this report. This Conflict Minerals Report is available on our website https://www.radware.com/corporategovernance/conflictminerals and is filed with the SEC.

3.              Results of Assessment

Based on information provided by our Relevant Suppliers as well as by RMI, the results of our due diligence investigation on the dates covered by this Report, are as follows:

•	We were successful in approaching all Relevant Suppliers.

•	Out of the five Relevant Suppliers, all (100%) completed and returned the CMRTs to us. Based on the CMRTs we received from these Relevant Suppliers:

o	100% of the responses received provided data at the following levels.

Category	Percentage of Responsive Relevant Suppliers
Company level	60% (3 out of 5 suppliers)
User defined	20% (1 out of 5 suppliers)
Product list	20% (1 out of 5 suppliers)

Based on the information provided by the Relevant Suppliers as well as by RMI, as of the date of this Report, Radware believes that the facilities that may have been used to process the conflict minerals in Radware’s products may include the smelters and refiners listed in Annex I below.

Based on the information provided by the Relevant Suppliers as well as by RMI, as of the date of this Report, Radware believes that the countries of origin of the conflict minerals contained in its products may include the countries listed in Annex II below.

The information gathered from our Relevant Suppliers is not collected on a continuous, real-time basis.

In addition, Radware can only provide reasonable and good faith, yet not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals, since the information comes primarily from direct and secondary suppliers as well as from independent third party audit programs.

4.             Future Risk Mitigation Efforts

We currently intend to continue working with our global supply chain to achieve responsible sourcing of minerals from conflict areas and comply with applicable regulations to the extent that they are required:

•	Continue implementing risk management measurement and follow up processes with regard to non-responsive or non-compliant suppliers.
•
As described in our Conflict Minerals Policy, to the extent we have reason to believe that any of our suppliers that supply us with 3TG receive such minerals from sources that may support conflict in the DRC or the Covered Countries, we would encourage such suppliers to establish an alternative source of 3TG that does not support such conflict, as outlined in the OECD Guidance. Such methods are important to us as we are committed to discouraging human rights abuses.

•	Continue to include or attempt to include a conflict minerals flow-down clause in new or renewed supplier contracts.
•
Continue to direct our suppliers through our website and direct communications to information and training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

•	Request suppliers to procure materials through validated smelters pursuant to the RMI or other approved resources and request suppliers to take mitigating actions in case they do not.
•	Continue to validate supplier responses using information collected via independent conflict-free smelter validation programs, such RMI's RMAP program.
•	Continue to engage in regular and ongoing risk assessment through our suppliers’ annual data submissions.

Annex I – List of Smelters and/or Refiners

Metal	Smelter Look-Up	Smelter Country
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Caridad	MEXICO
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Industry Co. Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF

Metal	Smelter Look-Up	Smelter Country
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Dowa	JAPAN
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN

Metal	Smelter Look-Up	Smelter Country
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Doduco	GERMANY
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	JCC	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND

Metal	Smelter Look-Up	Smelter Country
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Royal Canadian Mint	CANADA
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Shandong Gold Mine(Laizhou) Smelter Co., Ltd.	CHINA
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi S.A.	SWITZERLAND
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Henan Zhongyuan Gold Smelter of Zhongjin Gold Co. Ltd.	CHINA
Gold	Zijin Mining Industry Corporation	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Republic Metals Corporation	UNITED STATES
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Advanced Chemical Company	UNITED STATES
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Safimet S.p.A	ITALY
Gold	Planta Recuperadora de Metales SpA	CHILE

Metal	Smelter Look-Up	Smelter Country
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Italpreziosi	ITALY
Gold	L'Orfebre S.A.	ANDORRA
Gold	SAAMP	FRANCE
Gold	Marsam Metals	BRAZIL
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	T.C.A S.p.A	ITALY
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA

Metal	Smelter Look-Up	Smelter Country
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Bangalore Refinery	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Pease & Curren	UNITED STATES
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Tony Goetz NV	BELGIUM
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	African Gold Refinery	UGANDA
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Metal	Smelter Look-Up	Smelter Country
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF

Metal	Smelter Look-Up	Smelter Country
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	PT Karimun Mining	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	Thaisarco	THAILAND
Tin	Yunnan Tin Company Limited	CHINA
Tin	Metallo-Chimique N.V.	BELGIUM

Metal	Smelter Look-Up	Smelter Country
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	Dowa	JAPAN
Tin	Fenix Metals	POLAND
Tin	Yunnan Geiju Zili Metallurgy Co. Ltd.	CHINA
Tin	GuangXi China Tin	CHINA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgica	BRAZIL

Metal	Smelter Look-Up	Smelter Country
Tin	Yunnan Chengfeng	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Inti Stania Prima	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Elmet S.L.U.	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	PT Bangka Serumpun	INDONESIA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA

Metal	Smelter Look-Up	Smelter Country
Tin	CV Dua Sekawan	INDONESIA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Super Ligas	BRAZIL
Tin	PT O.M. Indonesia	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Tin Technology & Refining	UNITED STATES
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY

Metal	Smelter Look-Up	Smelter Country
Tungsten	ALMT Corp	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA

Annex II – Country of Origin Inquiry (COO)

Gold	Tantalum	Tin	Tungsten
ANDORRA	BRAZIL	BELGIUM	AUSTRIA
AUSTRALIA	CHINA	BOLIVIA	BRAZIL
AUSTRIA	ESTONIA	BRAZIL	CHINA
BELGIUM	GERMANY	CHINA	GERMANY
BRAZIL	INDIA	INDONESIA	JAPAN
CANADA	JAPAN	JAPAN	KOREA, REPUBLIC OF
CHILE	KAZAKHSTAN	MALAYSIA	PHILIPPINES
CHINA	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	MYANMAR	RUSSIAN FEDERATION
CZECH REPUBLIC	MEXICO	PERU	UNITED STATES
FRANCE	RUSSIAN FEDERATION	PHILIPPINES	VIETNAM
GERMANY	THAILAND	POLAND
INDIA	UNITED STATES	SPAIN
INDONESIA		TAIWAN
ITALY		THAILAND
JAPAN		UNITED STATES
KAZAKHSTAN		VIETNAM
KOREA, REPUBLIC OF
KYRGYZSTAN
LITHUANIA
MALAYSIA
MEXICO
NETHERLANDS
NEW ZEALAND
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SWEDEN
SWITZERLAND
TAIWAN
THAILAND
TURKEY
UGANDA
UNITED ARAB EMIRATES
UNITED STATES
UZBEKISTAN
ZAMBIA